Exhibit 4.2
WAIVER AND THIRD AMENDMENT
TO DEBTOR IN POSSESSION CREDIT AGREEMENT

                WAIVER AND THIRD AMENDMENT, dated as of May 15, 2003 (the "Amendment"), to the Debtor in Possession Credit Agreement, dated as of December 24, 2002, among United Air Lines, Inc., a Delaware corporation as debtor and debtor in possession ("Borrower"), the Persons named in the Credit Agreement as Credit Parties as debtors and debtors in possession, Bank One, NA, a national banking association in its capacity as Agent for the Lenders ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S ETH:

        WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"), and to certain other documents executed in connection with the Credit Agreement;  and

        WHEREAS, the Borrower and the other Credit Parties have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.       As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.     Waivers.  The Lenders hereby waive any Event of Default under Sections 7.1, 7.3(a), 7.4 and 7.13 of the Credit Agreement or the occurrence of any event which with the passage of time or giving of notice or both would constitute an Event of Default under Sections 7.1, 7.3(a), 7.4 and 7.13 of the Credit Agreement as a result of each of the following which may occur or be continuing up to and immediately preceding the Effective Date of this Amendment:  (i) the Borrower's failure to make certain principal and interest payments in connection with certain Section 1110 Assets; (ii) the Borrower's increase in Indebtedness as a result of refinancing Indebtedness directly or indirectly secured by Section 1110 Assets, whereby the interest expense, if any, on scheduled payments was deferred as a result of such refinancing and not paid currently, but capitalized as principal and, as a result, the principal amount of such existing Indebtedness is increased (but any such increase is limited to the extent of such capitalized interest), (iii) the Borrower's increase in Indebtedness as a result of refinancing Indebtedness directly or indirectly secured by Section 1110 Assets where such refinancing increased the principal amount of such refinanced Indebtedness but the overall effect when considering other Indebtedness impacted thereby was (x) to not increase the aggregate amount of existing Indebtedness secured directly or indirectly by Section 1110 Assets or (y) a net reduction in the present value of the interest and other financing expenses in connection with all such Indebtedness by an amount equal to or greater than the increase in principal (provided all such Indebtedness was not granted a superpriority administrative expense claim status pursuant to Section 364(c)(1) of the Bankruptcy Code); (iv) the Borrower's failure to (x) provide the 45-day notice required by Section 6(c)(iii) of the SGR Security Agreement for the discontinuation or material modification of service on any Route and the 60-day notice required by Section 6(c)(iii) of the SGR Security Agreement for the suspension of service on Primary Routes in connection with the temporary suspension of service on the Routes reflected on Schedule 2 attached hereto for the periods set forth on such Schedule and (y) to the extent such provisions are applicable, comply, as a result of such temporary suspension, with any provisions of the Credit Agreement, including, but not limited to, the affirmative covenants set forth in Sections 6.14 and 6.15 of the Credit Agreement with respect to Primary Foreign Slot utilization and Primary Route and Supporting Route Facilities utilization, respectively; (v) the financing of certain insurance premiums by any Credit Party in an aggregate amount not to exceed $20,000,000 and (vi) the creation of Liens on fuel inventory (and the proceeds thereof) securing Indebtedness permitted pursuant to Section 6.22(vi) and (vii) in an amount not to exceed $50,000,000.  The Lenders also hereby waive the Event of Default under Section 7.5 of the Credit Agreement as a result of the occurrence of corresponding defaults under the Additional DIP Credit Agreement, provided that the waiver set forth in this sentence shall not become effective until such similar defaults under the Additional DIP Credit Agreement have been waived and Agent has received evidence satisfactory to it of such waiver.

        3.     Consent to Suspension of Routes.  (a) Notwithstanding anything to the contrary in the Credit Agreement and the SGR Security Agreement, the Lenders hereby consent to the temporary suspension of service on the Primary Routes reflected on Schedule 2, including the corresponding non-use of the Supporting Route Facilities relating to such Primary Routes, for the periods set forth on such Schedule.

                (b)       Notwithstanding anything to the contrary in the Credit Agreement and the SGR Security Agreement, the Lenders hereby consent to the reduced utilization of the Primary Foreign Slots reflected on Schedule 3(b) attached hereto for the period set forth on such Schedule as a result of the temporary suspension of service on the Primary Routes consented to in paragraph 3(a) of this Amendment.

                (c)       The Lenders hereby authorize the Agent to execute an amendment to the SGR Security Agreement, substantially in the form of Exhibit A attached hereto.

        4.     Amendment to Section 6.5.  Section 6.5 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

"; provided, however, that this Section 6.5 shall not be construed to require the Borrower to pay any obligation arising under any agreement with respect to Section 1110 Assets unless the Borrower is compelled by the Bankruptcy Court to make such payment (it being understood that the Borrower shall deliver to the Agent, as soon as available, but no later than 15 days after the end of each fiscal month, a report setting forth, for the immediately preceding month, all payments not made under any Section 1110 Asset agreements that have not yet been rejected)."         5.     Amendment to Section 6.26.  Section 6.26 of the Credit Agreement is hereby amended by (A) amending clause (xiv) thereof in its entirety as follows: "(xiv) Liens on cash collateral and fuel inventory (and the proceeds thereof) or Letters of Credit (as defined in the Additional DIP Credit Agreement) in an aggregate amount not in excess of $50,000,000 for all of such cash, fuel and Letters of Credit securing Indebtedness permitted pursuant to Section 6.22(vi) and (vii);" ; and (B) inserting the following new clause at the end thereof:

                "; and (xvi) Liens on any Credit Party's right to receive a refund of unearned insurance premiums the payment of which is financed by Indebtedness permitted pursuant to Section 6.22(xv) granted in order to secure the Borrower's obligation in respect of such Indebtedness.".

        6.     Amendment to Section 6.22.  Section 6.22 of the Credit Agreement is hereby amended by (A) amending clause (ix) thereof by inserting the following text at the end of sub-clause (A) appearing therein:

"unless (1) the interest expense, if any, on any scheduled payments of such existing Indebtedness that is deferred as a result of such refinancing is not paid currently but is capitalized as principal, and, as a result, the principal amount of such existing Indebtedness is increased (but any such increase shall be limited to the extent of such capitalized interest) or (2) such refinancing increases the principal amount of such refinanced Indebtedness but the overall effect when considering other Indebtedness impacted thereby is (i) to not increase the aggregate amount of existing Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code, or (ii) a net reduction in the present value of the interest and other financing expenses in connection with all such Indebtedness by an amount equal to or greater than the increase in principal (it being understood that any such Indebtedness shall not be granted superpriority administrative expense claim status pursuant to Section 364(c)(1) of the Bankruptcy Code,"; (B) deleting the word "and" appearing at the end of clause (xiii); and (C) inserting the following new clause at the end thereof:

                "; and (xv) Indebtedness of any Credit Party owed to one or more Persons in connection with the financing of certain insurance premiums in an aggregate amount not to exceed $20,000,000.".

        7.     Notice.  Schedule A of the Credit Agreement is hereby amended by inserting the following text at the end of Schedule A:

                "To the Agent:

                 Bank One, NA
                 120 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention: Patrick J. Fravel/United Air Lines, Inc."

        8.     Conditions to Effectiveness.  This Amendment shall not become effective until the date (the "Effective Date") on which (i) this Amendment shall have been executed by the Borrower, the other Credit Parties and the Required Lenders, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the Borrower shall have received approval from the Bankruptcy Court authorizing both the effectiveness of this Amendment and the payment within one Business Day after obtaining Bankruptcy Court approval of an amendment fee in an amount equal to $300,000 by the Borrower to the Agent for the respective account of each Lender that has executed and delivered to the Agent a counterpart of this Amendment by not later than 5:00 p.m. (New York City time) on May 30, 2003; provided that the date of such approval from the Bankruptcy Court shall be  no later than June 20, 2003; provided further that notwithstanding the occurrence of the Effective Date, the effect of this Amendment shall terminate and be of no further force or effect if such amendment fee shall not have been paid in cash to the Agent within one Business Day after entry of the order referred to above.

        9.     Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        10.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

        11.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        12.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

        13.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Third Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Executive Vice President and
              Chief Financial Officer

CREDIT PARTY:

UAL CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Executive Vice President and
              Chief Financial Officer

CREDIT PARTY:

UAL LOYALTY SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

UAL COMPANY SERVICES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President and Treasurer

CREDIT PARTY:

CONFETTI, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

MILEAGE PLUS HOLDINGS, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

MILEAGE PLUS MARKETING, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

MYPOINTS.COM, INC.

By:  /s/  Steven. M. Rasher
      Name:
      Title:

CREDIT PARTY:

CYBERGOLD, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

ITARGET.COM, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

MY POINTS OFFLINES SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

UAL BENEFITS MANAGEMENT, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

UNITED BIZ JET HOLDINGS, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

BIZJET CHARTER, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

BIZJET FRACTIONAL, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

BIZJET SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name:
      Title:

CREDIT PARTY:

KION LEASING, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

PREMIER MEETING AND TRAVEL SERVICES,
INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President and Treasurer

CREDIT PARTY:

UNITED AVIATION FUELS CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

UNITED COGEN, INC.

By:  /s/  Francesca M. Maher
      Name: Francesca M. Maher
      Title: Senior Vice President
            General Counsel and Secretary

CREDIT PARTY:

MILEAGE PLUS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

UNITED GHS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

UNITED WORLDWIDE CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

UNITED VACATIONS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

FOURSTAR LEASING, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

AIR WIS SERVICES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

AIR WISCONSIN, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

DOMICILE MANAGEMENT SERVICES, INC.

By:  /s/  Francesca M. Maher
      Name: Francesca M. Maher
      Title: Senior Vice President
              General Counsel and Secretary

LENDERS:

BANK ONE, NA

By:  /s/  Patrick J. Fravel
      Name: Patrick J. Fravel
      Title: Vice President